UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2018

New Age Beverages Corporation
(Exact name of registrant as specified in its charter)

Washington
(State or other jurisdiction of incorporation)

001-38014	27-2432263
(Commission File Number)	(IRS Employer Identification No.)

1700 E. 68th Avenue, Denver, CO 80229
(Address of principal executive offices) (Zip Code)

(303) 289-8655
(Registrant’s telephone number, including area code)
Copies to: Gregory Sichenzia, Esq. Sichenzia Ross Ference Kesner LLP 1185 Avenue of the Americas, 37th Floor New York, New York 10036 Telephone: (212) 930-9700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  ☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
  ☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
  ☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
  ☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company
☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 3.02 Unregistered Sales of Equity Securities

Effective September 21, 2018, New Age Beverages Corporation (the “Company”) entered into an Exchange Agreement with its Chief Executive Officer, Brent Willis and its Chairman, Neil Fallon pursuant to which the officers exchanged an aggregate of 6,900,000 shares of common stock which they owned for an aggregate of 6,900 shares of the Company’s newly designated Series C Convertible Preferred Stock described below.

The foregoing description of the Exchange Agreement is a summary and is qualified in its entirety by Exhibit 10.1 attached hereto.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 20, 2018, the Board of Directors of the Company approved the creation of a class of Series C Convertible Preferred Stock (the “Series C Preferred Stock”). An amendment to the Articles of Incorporation which sets forth the rights and preferences of the Series C Preferred Stock was filed with the Washington Secretary of State on September 21, 2018 (the “Series C Designation”).

Pursuant to the Series C Designation, 7,000 shares of the Company’s preferred stock was designated Series C Preferred Stock. Holders of the Series C Preferred Stock shall be entitled to receive dividends equal, on an as-if-converted basis, to and in the same form as dividends actually paid on shares of the Company’s common stock par value $0.001 per share (“Common Stock”) when, as and if paid on shares of Common Stock. Each holder of outstanding Series C Preferred Stock is entitled to vote equal to the number of whole shares of Common Stock into which each share of the Series C Preferred Stock is convertible. Holders of Series C Preferred Stock are entitled, upon liquidation of the Company, to receive the same amount that a holder of Series C Preferred Stock would receive if the Series C Preferred Stock were fully converted into Common Stock.

On the date on which an amendment to the Company’s Articles of Incorporation, as amended, to increase the Corporation’s authorized shares of Common Stock has been filed with the Secretary of State of the State of Washington, each share of Series C Preferred Stock shall convert automatically into 1,000 shares of the Company’s Common Stock.

The foregoing description of the Series C Preferred Stock, and the Series C Designation is a summary and is qualified in its entirety by Exhibit 3.1 attached hereto.

Item 9.01 Financial Statements and Exhibits

(d)       Exhibits:

Number
Description
3.1
Certificate of Designation of the Company’s Series C Convertible Preferred Stock
10.1
Exchange Agreement By and Between the Company, Brent Willis and Neil Fallon

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW AGE BEVERAGES CORPORATION

Date: September 24, 2018	By:	/s/ Brent Willis
Brent Willis Chief Executive Officer